Exhibit (k)(11)

Owl Rock Technology Advisors II LLC

399 Park Avenue, 38th Floor

New York, NY 10022

November 30, 2021

Craig W. Packer

Owl Rock Technology Income Corp.

399 Park Avenue, 38th Floor

New York, NY 10022

Re:	Waiver of Management Fee

Dear Mr. Packer,

Reference is hereby made to the Investment Advisory Agreement (the “Investment Advisory Agreement”), dated November 30, 2021, by and between Owl Rock Technology Income Corp. (the “Company”) and Owl Rock Technology Advisors II LLC (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investment Advisory Agreement.

We hereby agree to waive 100% of the Management Fee for the quarter ended December 31, 2021, as calculated in accordance with the Investment Advisory Agreement.

Any portion of the Management Fee waived shall not be subject to recoupment.

For the avoidance of doubt, the purpose of the waiver described herein is to reduce aggregate fees payable to the Adviser by the Company for the year ended December 31, 2021.

***

[Signature Page Follows]

Sincerely yours,

Owl Rock Technology Advisors II LLC

By:	/s/ Neena Reddy
	Name:	Neena Reddy
	Title:	General Counsel and Chief Legal Officer

[Signature Page to ORTIC – Management Fee Waiver Letter from ORTA II Q4 2021]

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